UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 26, 2009

(Date of earliest event reported)

BLACK TUSK MINERALS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52372 (Commission File Number)	20-3366333 (IRS Employer Identification No.)

7425 Arbutus Street, Vancouver, B.C. V6P 5T2

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (778) 999-2575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Materially Definitive Agreement.

On or about June 26, 2009, Black Tusk Minerals Inc. (the “Company”) agreed to issue convertible notes and warrants to investors in connection with a private placement conducted outside the United States to non-U.S. persons (the “Note and Warrant Offering”).  The Company agreed to issue a 10% convertible promissory note in the principal amount of the investment (the “Convertible Notes”) and warrants exercisable to acquire 2,500 shares of common stock for each $500 investment (rounded down to the nearest $500 investment)(the “Warrants”) in connection with the financing.  The Convertible Notes shall be convertible into shares of common stock of the Company at a price of $0.20 per share (a price equal to the purchase price the Company issued shares in September 2008), subject to anti-dilution adjustments, and be due on dates negotiated between the Company and the investors.  The Warrants shall be exercisable until January 23, 2012 to purchase 2,500 shares of common stock for each $500 invested at an exercise price of $0.20 per share (a price equal to the purchase price the Company issued shares in September 2008), subject to anti-dilution adjustments.  The Warrants shall be in the form attached hereto and shall be exercisable by the holder on a cashless exercise basis.

On or about June 26, 2009, the Company issued Convertible Notes and Warrants to the following investors:

Name	Amount	Note Due Date	Number of Warrants
Michael McIsaac	$11,612.89	December 31, 2009	57,500
Dal Brynelsen	$12,500	August 31, 2009	62,500
Rick Sanderson	$10,000	December 31, 2009	50,000

The proceeds from the Note and Warrant Offering were used to pay concession fees due on the Company’s principal properties in Peru.

On July 14, 2009, the Company and Forstrom Jackson, Barristers and Solicitors, a creditor (“Jackson”), entered into a Fee Arrangement Agreement (the “Jackson Fee Agreement”) to settle the payment of legal fees in the amount of $2,881.  The Jackson Fee Agreement was approved by the Company’s board of directors on July 9, 2009. Under the terms of the Fee Arrangement Agreement, the Company settled the obligation by (i) issuing to a convertible promissory note in the principal amount of Twenty Five Hundred Dollars ($2,500), accruing interest at the rate of 4% per annum, due and payable on the earlier of: (a) January 23, 2012, (b) the Company closes an Acquisition Transaction or (c) the date the Company raises financing of $250,000 or more (the “Jackson Promissory Note”); and (ii) issuing Jackson warrants (the “Jackson Warrants”) exercisable until January 23, 2012 to purchase Twelve Thousand Five Hundred (12,500) shares of common stock at an exercise price of $0.20 per share (a price equal to the purchase price the Company issued shares in September 2008).  The Jackson Promissory Note has an anti-dilution provision to adjust the conversion price if the Registrant issues additional common stock or equivalents at a price lower than the conversion price with a floor of $0.10 per share.  The Jackson Warrants may be exercised on a cashless exercise basis.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

On or about June 26, 2009, the Company issued Convertible Notes and Warrants to the following investors:

Name	Amount	Note Due Date	Number of Warrants
Michael McIsaac	$11,612.89	December 31, 2009	57,500
Dal Brynelsen	$12,500	August 31, 2009	62,500
Rick Sanderson	$10,000	December 31, 2009	50,000

The Convertible Notes and Warrants were issued to non-U.S. persons in an off shore transaction in a private placement in reliance upon Rule 903 of Regulation S under the Securities Act of 1933, as amended.

Under the terms of the Jackson Fee Agreement, the Company settled the obligation by (i) issuing to a convertible promissory note in the principal amount of $2,500, accruing interest at the rate of 4% per annum, due and payable on the earlier of: (a) January 23, 2012, (b) the Company closes an Acquisition Transaction or (c) the date the Company raises financing of $250,000 or more; and (ii) issuing Jackson Warrants exercisable until January 23, 2012 to purchase Twelve Thousand Five Hundred (12,500) shares of common stock at an exercise price of $0.20 per share.  The promissory note and warrants were issued to a non-U.S. person in an off shore transaction in a private placement in reliance upon Rule 903 of Regulation S under the Securities Act of 1933, as amended.

Item 8.01  Other Events

The proceeds from the Note and Warrant Offering were used to pay concession fees due on the Company’s principal properties in Peru.  As part of the Company’s review of its concessions, the Company permitted concessions on Josh 1, Corvina and Delfin to lapse, each of which was outside the district where the Company’s principal concessions are located.  The Company added four new concessions to its property portfolio:  Altococha Mine 10, 14, 15 and 16.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK TUSK MINERALS INC. (Registrant)

Dated: July 14, 2009	By: /s/ “Gavin Roy” Gavin Roy President and Director